As filed with the Securities and Exchange Commission on August 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMUNE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3296648
(State of Incorporation)	(I.R.S. Employer Identification No.)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Daniel G. Welch Chairman, Chief Executive Officer and President InterMune, Inc. 3280 Bayshore Blvd. Brisbane, California 94005 (415) 466-2200	Copy to: Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,950,000	$21.35	$41,632,500.00	$4,833.53

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 for the 1,950,000 shares registered hereunder (based on the average of the high ($22.60) and low ($20.09) prices for the Registrant’s Common Stock reported by The NASDAQ Stock Market on August 9, 2011).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,950,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Amended and Restated 2000 Equity Incentive Plan for which a Registration Statement of the Registrant on Form S-8 relating to the Amended and Restated 2000 Equity Incentive Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The contents of (i) the Registration Statement on Form S-8 (File No. 333-116866), filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2004 and (ii) the Registration Statement on Form S-8 (File No. 333-162141), filed with the SEC on September 25, 2009, are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 11th day of August, 2011.

InterMune, Inc.

By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Daniel G. Welch and John C. Hodgman, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel G. Welch Daniel G. Welch	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 11, 2011

/s/ John C. Hodgman John C. Hodgman	Senior Vice President Finance Administration and Chief Financial Officer (Principal Financial Officer)	August 11, 2011

/s/ Bruce Tomlinson Bruce Tomlinson	Vice President, Controller and Principal Accounting Officer	August 11, 2011

/s/ Louis Drapeau Louis Drapeau	Director	August 11, 2011

/s/ Lars Ekman, M.D., Ph.D. Lars Ekman, M.D., Ph.D.	Director	August 11, 2011

/s/ James I. Healy, M.D., Ph.D. James I. Healy, M.D., Ph.D.	Director	August 11, 2011

/s/ David S. Kabakoff, Ph.D.	Director	August 11, 2011
David S. Kabakoff, Ph.D.

/s/ Jonathan S. Leff	Director	August 11, 2011
Jonathan S. Leff

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Registrant(1)

3.2	Certificate of Ownership and Merger, dated April 26, 2001.(2)

3.3	Amended and Restated Bylaws of Registrant.(3)

3.4	Certificate of Amendment of Certificate of Incorporation of Registrant.(4)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant.(5)

3.6	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.(6)

4.1	Specimen Common Stock Certificate.(1)

4.2	Indenture, dated as of February 17, 2004, between Registrant and The Bank of New York.(7)

4.3	Registration Rights Agreement, dated as of February 17, 2004, among Registrant, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC, Harris Nesbitt Corp. and RBC Capital Markets Corporation.(7)

4.4	Indenture, dated as of June 24, 2008, between Registrant and The Bank of New York Trust Company, N.A.(8)

4.5	Form of 5.00% Convertible Senior Note due 2015 (included in Exhibit 4.4).(8)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

99.1	Amended and Restated 2000 Equity Incentive Plan, as amended, and related documents.(9)

1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (No. 333-96029), as amended by Amendment No. 1 filed with the Commission on February 18, 2000, as amended by Amendment No. 2 filed with the Commission on March 6, 2000, as amended by Amendment No. 3 filed with the Commission on March 22, 2000, as amended by Amendment No. 4 filed with the Commission on March 23, 2000 and as amended by Amendment No. 5 filed with the Commission on March 23, 2000.
2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on March 24, 2010.
4)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2004.
6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 18, 2001.
7)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended.
8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on June 24, 2008.
9)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.